Exhibit 10.9.1

Detailed Schedule of Termination of Lease Acquisition Agreements

There are 2 Termination of Lease Acquisition Agreements that the Company had entered into with the Land Banks. All of these agreements are the same except for the name of the Land Bank and the dates of the parties entered into the original Lease Acquisition Agreement. The material terms omitted from the Termination of Lease Acquisition Agreement, filed as Exhibit 10.9, are detailed below:

Land Bank	Date of Original Lease Acquisition Agreement

Langtre LLC	February 15, 2012
Woodlake LLC	April 5, 2012